UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

As previously disclosed in a Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 5, 2019, PolarityTE, Inc. (the “Company”, “we” or “us”) entered into the Equity Purchase Agreement dated December 5, 2019 (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”) pursuant to which Keystone agreed to purchase from us up to $25,000,000 of shares of our common stock (the “Purchase Shares”), subject to certain limitations, at our direction from time to time during the 36-month term of the Purchase Agreement.

The Purchase Shares have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-229584), which became effective on February 22, 2019 (the “Registration Statement”), including the prospectus in the Registration Statement, and pursuant to a prospectus supplement dated December 19, 2019, filed pursuant to Rule 424(b)(5) of the Act on December 19, 2019.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Registration Statement and are incorporated by reference into the Registration Statement.

The foregoing description of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to the Form 8-K that we filed with the Commission on December 5, 2019, and incorporated into this Report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of King & Spalding LLP
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: December 19, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer